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                                                                    EXHIBIT 23.1

                                [D&T LETTERHEAD]




INDEPENDENT AUDITORS' CONSENT

First Health Group Corp.:

We consent to the incorporation by reference in this Registration Statement of First Health Group Corp. on Form S-8 relating to the First Health Group Corp. 1998 Directors' Stock Option Plan of our reports dated February 23, 1998, appearing in and incorporated by reference in the Annual report on Form 10-K of First Health Group Corp. and subsidiaries for the year ended December 31, 1997.




DELOITTE & TOUCHE LLP
Chicago, Illinois

December 15, 1998